EXHIBIT 10.7B

AMENDMENT NO. 1 TO THE XOMA LTD.
CEO INCENTIVE COMPENSATION PLAN

The XOMA Ltd. CEO Incentive Compensation Plan (the “Plan”) is hereby amended, effective as of October 27, 2011, by amending Sections 2(a) and 2(b) of the Plan to read in their entirety as follows:

“(a)  It is the intention of the Board that awards to the CEO share vary depending on: (1) the extent of achievement of Company Objectives; (2) the CEO’s Base Salary; (3) the CEO’s performance based on the criteria set forth in the Company’s CEO evaluation form; and (4) the CEO’s achievement of certain individual performance objectives to be determined from time to time by the Board in its sole discretion.

“(b)  Company and individual performance goals for the CEO are to be weighted as follows:

Company Objectives	CEO Evaluation Form Criteria	Individual Performance Objectives
50%	30%	20%”